Exhibit 99.1

[LOGO] Endurance

                                                Contacts
                                                Bryan Melgar, Investor Relations
                                                Phone: (441) 278-0491
                                                Email: bmelgar@endurance.bm

                                                Marianne Navickas, Corporate
                                                Communications
                                                Phone: (441) 278-0420
                                                Email: mnavickas@endurance.bm

ENDURANCE SPECIALTY HOLDINGS REPORTS THIRD QUARTER 2003 RESULTS; NET INCOME INCREASES 96% TO $56.5 MILLION

HAMILTON, Bermuda - November 4, 2003 - Endurance Specialty Holdings Ltd. (NYSE:ENH), today reported third quarter 2003 net income of $56.5 million or $0.83 per diluted share versus net income of $28.9 million or $0.48 per diluted share in the third quarter of 2002. In the third quarter of 2003, operating income, which excludes after-tax realized investment gains and losses and foreign exchange gains, was $55.2 million or $0.81 per diluted share, 112% higher than for the third quarter of 2002. For the nine months ended September 30, 2003, net income was $174.5 million or $2.68 per diluted share. Operating income for the nine months ended September 30, 2003 was $161.4 million or $2.48 per diluted share, up 175% from the same period of 2002.

Annualized operating return on average equity during the third quarter of 2003 was 14.2% and annualized operating return on average equity for the nine months ended 2003 was 15.5%.

Kenneth J. LeStrange, Chairman and Chief Executive Officer, commented, "Endurance continues to produce outstanding results for our shareholders in 2003. Despite seasonal catastrophe losses, every segment of our business performed well. As a result, during the first nine months of our second year of operation, we have exceeded our annualized return on average equity objective of 14-15%."

"Our broad based strategy continues to show success. During the third quarter, growth from our U.S. operations and casualty lines accelerated, allowing us to benefit from the operating platform which we have assembled. Our acquisition of the Hart Re portfolio continues to perform very well, generating a $17 million underwriting profit in the quarter."

Gross premiums written were $325.1 million for the quarter ended September 30, 2003, an increase of 42% from the $228.3 million in gross premiums written for the third quarter of 2002. For the nine months ended September 30, 2003, Endurance had gross premiums written and acquired of $1.3 billion. Earned premiums in the quarter were $335.8 million, an increase of 201% from the third quarter of 2002.

The combined ratio was 88.5% in the third quarter of 2003 compared to 88.4% in the third quarter of 2002. The loss ratio was 59.2% in the quarter compared to 62.1% in the third quarter of 2002, reflecting lower relative levels of catastrophe losses. During the third quarter the company incurred moderate losses from Hurricanes' Fabian and Isabel as well as the loss of the Telstar Galaxy IV satellite, which adversely affected our aerospace business. These three losses totaled $17 million in the quarter.

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The acquisition expense ratio increased from 16.6% in the third quarter of 2002 to 20.7% in the third quarter of 2003 as a result of an increase in the portion of the Company's business underwritten as reinsurance. The general and administrative expense ratio decreased to 8.6% in the third quarter of 2003, reflecting a significant increase in premiums earned from business written in prior periods.

At September 30, 2003, the Company's GAAP shareholder's equity was $1.6 billion or $23.19 per diluted share. Total assets were $3.4 billion and cash and invested assets were $2.5 billion, up over $1.3 billion since the Company's formation in December 2001. The Company made a scheduled $38.4 million principal repayment on its outstanding three year term loan, leaving $103 million in debt outstanding at the end of September. Endurance utilized operating cash flow to make the principal repayment.

Net operating cash flow was $287 million in the third quarter of 2003 and $674 million for the nine months ended September 30, 2003, reflecting the continued strong cash flows.

Endurance will host a conference call on Wednesday, November 5, 2003 at 8:30 AM Eastern to discuss its financial results. A live broadcast of the conference call will be available at the investor relations section of Endurance's website, http://www.endurance.bm. The conference call can also be accessed via telephone by dialing (800) 289-0730 (toll-free) or (913) 981-5509 (international). A telephone replay of the conference call will be available through November 19, 2003 by dialing (888) 203-1112 (toll-free) or (719) 457-0820 (international) and entering the pass code: 211051. Please refer to our website under Investors.

A copy of the Company's financial supplement for the third quarter of 2003 may be obtained on the Company's website at http://www.endurance.bm or by contacting the Company directly.

About Endurance Specialty Holdings

Endurance Specialty Holdings Ltd. is a global provider of property and casualty insurance and reinsurance. Through its operating subsidiaries, Endurance currently writes property per risk treaty reinsurance, property catastrophe reinsurance, casualty treaty reinsurance, property individual risks, casualty individual risks, and other specialty lines. Endurance's operating subsidiaries have been assigned a group rating of A (Excellent) from A.M. Best and A- from Standard & Poor's. Endurance's headquarters are located at Wellesley House, 90 Pitts Bay Road, Pembroke HM 08, Bermuda and its mailing address is Endurance Group, Suite No. 784, No. 48 Par-la-Ville Road, Hamilton HM 11, Bermuda. For more information about Endurance, please visit http://www.endurance.bm/.

Safe Harbor for Forward-Looking Statements

Some of the statements in this press release may include forward-looking statements which reflect our current views with respect to future events and financial performance. Such statements may include forward-looking statements both with respect to us in general and the insurance and reinsurance sectors specifically, both as to underwriting and investment matters. Statements which include the words "expect," "intend," "plan," "believe," "project," "anticipate," "seek," "will," and similar statements of a future or forward-looking nature identify forward-looking statements in this press release for purposes of the U.S. federal securities laws or otherwise. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the Private Securities Litigation Reform Act of 1995.

All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or may be important factors that could cause actual results to differ from those indicated in the forward-looking statements. These factors include, but are not limited to, competition, possible terrorism or the outbreak of war, the frequency or severity of unpredictable catastrophic events, changes in demand for insurance or reinsurance, rating agency actions, uncertainties in our reserving process, a change in our tax status, acceptance of our products, the availability of reinsurance or retrocessional coverage, retention of key personnel, political conditions, changes in accounting policies, changes in general economic conditions and other factors described in our Final Prospectus (File No. 333-102026) filed with the U.S. Securities and Exchange Commission on February 28, 2003 in connection with our initial public offering.

Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation publicly to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

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                        ENDURANCE SPECIALTY HOLDINGS LTD.

                           CONSOLIDATED BALANCE SHEETS

        (in thousands of United States dollars, except per share amounts)

                                                                      September 30,    December 31,
                                                                          2003             2002
                                                                      -------------    ------------
                                                                       (Unaudited)
Assets
Cash and cash equivalents                                              $  169,685       $  256,840
Fixed maturity investments available for sale, at fair value            2,306,164        1,406,409
Premiums receivable, net                                                  603,634          264,355
Deferred acquisition costs                                                200,792           81,676
Prepaid reinsurance premiums                                                2,137            7,501
Accrued investment income                                                  22,004           11,209
Intangible assets                                                          33,334           14,344
Other assets                                                               25,398           12,260
                                                                       ----------       ----------
Total Assets                                                           $3,363,148       $2,054,594
                                                                       ==========       ==========

Liabilities
Reserve for losses and loss expenses                                   $  673,850       $  200,840
Reserve for unearned premiums                                             917,797          403,305
Reinsurance balances payable                                               24,447           16,443
Bank debt                                                                 103,029          192,000
Net payable for investments purchased                                      50,253            6,470
Other liabilities                                                          29,126           18,036
                                                                       ----------       ----------
Total Liabilities                                                       1,798,502          837,094
                                                                       ----------       ----------

Shareholders' Equity
Common shares
Ordinary - 62,973,185 issued and outstanding (2002 - 54,061,185)           62,973           54,061
Class A - 938,815 issued and outstanding (2002 - 938,815)                     939              939
Additional paid-in capital                                              1,188,793        1,009,415
Accumulated other comprehensive income                                     47,892           50,707
Retained earnings                                                         264,049          102,378
                                                                       ----------       ----------
Total shareholders' equity                                              1,564,646        1,217,500
                                                                       ----------       ----------

Total liabilities and shareholders' equity                             $3,363,148       $2,054,594
                                                                       ==========       ==========

Book Value per Common Share
Dilutive common shares outstanding                                         67,459           56,017
Diluted book value per common share                                    $    23.19       $    21.73
                                                                       ==========       ==========

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                        ENDURANCE SPECIALTY HOLDINGS LTD.

                   UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

        (in thousands of United States dollars, except per share amounts)

                                                 Quarter Ended                     Nine Months Ended
                                         ------------------------------     -------------------------------
                                         September 30,    September 30,     September 30,     September 30,
                                              2003             2002              2003              2002
                                         -------------    -------------     -------------     -------------
Revenues
Gross premiums written and acquired        $ 325,070        $ 228,285        $ 1,339,841        $ 623,472
                                           =========        =========        ===========        =========

Net premiums written and acquired          $ 324,405        $ 216,819        $ 1,336,808        $ 590,513
Change in unearned premiums                   11,425         (105,299)          (518,859)        (386,231)
                                           ---------        ---------        -----------        ---------

Net premiums earned                          335,830          111,520            817,949          204,282
Net investment income                         18,736           13,488             49,758           29,355
Net foreign exchange gains (losses)            2,123              (11)             6,717            1,107
Net realized gains (losses) on sales
of investments                                  (932)           2,796              6,985            3,688
                                           ---------        ---------        -----------        ---------
Total revenues                               355,757          127,793            881,409          238,432
                                           ---------        ---------        -----------        ---------

Expenses
Losses and loss expenses                     198,665           69,282            468,341          115,146
Acquisition expenses                          69,382           18,527            161,423           33,304
General and administrative expenses           28,905           10,774             71,448           26,195
Amortization of intangibles                      944              325              2,294              325
Interest expense                               1,013               30              3,393               30
                                           ---------        ---------        -----------        ---------
Total expenses                               298,909           98,938            706,899          175,000
                                           ---------        ---------        -----------        ---------

Income before income taxes                    56,848           28,855            174,510           63,432
Income tax benefit (expense)                    (305)              56                 25               56
                                           ---------        ---------        -----------        ---------
Net income                                 $  56,543        $  28,911        $   174,535        $  63,488
                                           =========        =========        ===========        =========

Per share data
Weighted average number of common
and common equivalent shares
outstanding:
     Basic                                    64,414           59,837             62,557           59,945
     Diluted                                  67,795           60,155             65,166           59,945
     Basic earnings per share              $    0.88        $    0.48        $      2.79        $    1.06
                                           =========        =========        ===========        =========
     Diluted earnings per share            $    0.83        $    0.48        $      2.68        $    1.06
                                           =========        =========        ===========        =========

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                        ENDURANCE SPECIALTY HOLDINGS LTD.

                          CONSOLIDATED FINANCIAL RATIOS

                                                     Quarter Ended                Nine Months Ended
                                              ----------------------------  ----------------------------
                                              September 30,  September 30,  September 30,  September 30,
                                                  2003           2002           2003           2002
                                              -------------  -------------  -------------  -------------
GAAP Ratios
Losses and loss expenses ratio                    59.2%          62.1%          57.3%          56.4%
Acquisition expense ratio                         20.7%          16.6%          19.7%          16.3%
General and administrative expense ratio           8.6%           9.7%           8.7%          12.8%
                                                  ----           ----           ----           ----
     Combined ratio                               88.5%          88.4%          85.7%          85.5%
                                                  ====           ====           ====           ====

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